UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2008

CHINA GREEN AGRICULTURE, INC.

(Exact name of Registrant as specified in charter)

Nevada	000-18606	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd Floor, Borough A, Block A.
No.181 South Taibai Road
Xi’an, Shaanxi Province
                   People’s Republic of China 710065
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (011)-86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 8, 2008, Mr. Huan Chen tendered his resignation to the board of directors of China Green Agriculture, Inc. (the “Company”) from his position as the Chief Financial Officer of the Company. The board accepted Mr. Chen’s resignation effective September 10, 2008. Mr. Chen’s resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Effective September 10, 2008, the Board appointed Ms. Ying Yang as the Company’s Chief Financial Officer and the Company entered into an Employment Agreement, dated September 10, 2008 with Ms. Yang.

The Employment Agreement provides that Ms. Yang will serve as CFO of the Company for a term of one year with a renewal option for an additional year. Ms. Yang will be compensated as follows:

1.	An annual salary of $130,000; and
2.
Options to purchase 28,000 shares of the Common Stock of the Company, exercisable at $4.00 per share, to vest on the date of July 1, 2009. In addition, if her employment is terminated prior to the vesting date, any unvested options will be terminated. If her employment is terminated after the vesting date, any vested but unexercised options shall terminate on the 91st day following the date of the termination of her employment.

Set forth below is Ms. Ying Yang’s background:

Ms. Ying Yang is 33 years old. Immediately prior to her joining the Company, she worked as the Financial Reporting and Analysis Manager of Beckman Coulter, Inc. (“Beckman”), where she was employed since August 2006. From December 2004 through July 2006, Ms. Yang worked for the financial department of Ready Pac Foods, Inc., a supplier of fresh-cut produce in California. Prior to that, Ms. Yang was a senior business analyst for Neman Brothers Assoc. Inc., which is engaged in the textile and apparel industry from May 2003 through December 2004 and a business consultant for American Elite Professional Management, Inc. from July 2002 through April 2003.  Prior to her arrival in the U.S., Ms. Yang worked for China National Chemical Fiber Corp. in Beijing. Ms. Yang graduated from University of California, Irvine in 2002 with a Master’s Degree in Business Administration (Majored in Finance). She received her bachelor’s degree in Economics from University of International Business & Economics in Beijing, China in June 1997. Ms. Yang has also received an Associate in Risk Management (ARM) designation.

There is no family relationship between Ms. Yang and the Company’s directors or management.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
Exhibit 10.1	Employment Agreement, dated September 10, 2008, by and between the Company and Ms. Ying Yang.

Exhibit 10.2	Option Agreement, dated September 10, 2008, by and between the Company and Ms. Ying Yang.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2008

CHINA GREEN AGRICULTURE, INC.
(Registrant)
By:	/s/ Tao Li
Tao Li,
President and Chief Executive Officer